As filed with the Securities and Exchange Commission on October 28, 2008

Registration No. 333-113844

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 North Riverside

Chicago, Illinois 60606-1596

(312) 544-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael F. Lohr

Vice President, Assistant General Counsel and Corporate Secretary

The Boeing Company

100 North Riverside

Chicago, Illinois 60606

(312) 544-2802

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☑                Accelerated filer  ☐                Non-accelerated filer  ☐                Small reporting company  ☐

(Do not check if a smaller reporting company)

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Application for Withdrawal and Deregistration of Common Stock and Debt Securities.

On March 23, 2004, The Boeing Company (“Boeing”) filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) on Form S-3 (File No. 333-113844) (the “Registration Statement”) registering common stock, par value $5.00 per share (“Common Stock”), and debt securities (“Debt Securities”), with a total value of up to $1,000,000,000. On May 4, 2004, the Commission declared the Registration Statement effective. No securities were issued pursuant to the Registration Statement.

Boeing understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and, pursuant to Rule 457(p) under the Act, the filing fees may be applied to a future registration statement filed by Boeing or one of its majority-owned subsidiaries. Therefore, in order to apply the $126,700 filing fee paid by Boeing to a future registration statement filed by one of Boeing’s majority-owned subsidiaries, Boeing requests the withdrawal of the Registration Statement and the deregistration of the Common Stock and Debt Securities pursuant to the Registration Statement as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 27th day of October, 2008.

THE BOEING COMPANY

By:	/s/ James A. Bell
James A. Bell Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of October, 2008.

Signature	Title

/s/ W. James McNerney, Jr. W. James McNerney, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ James A. Bell James A. Bell	Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

/s/ Harry S. McGee III Harry S. McGee III	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ John H. Biggs John H. Biggs	Director

/s/ John E. Bryson John E. Bryson	Director

/s/ Arthur D. Collins, Jr. Arthur D. Collins, Jr.	Director

/s/ Linda Z. Cook Linda Z. Cook	Director

/s/ William M. Daley William M. Daley	Director

/s/ Kenneth M. Duberstein Kenneth M. Duberstein	Director

/s/ James L. Jones James L. Jones	Director

II-1

/s/ John F. McDonnell John F. McDonnell	Director

/s/ Mike S. Zafirovski Mike S. Zafirovski	Director

II-2